UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

☒ Filed by the Registrant        ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BABCOCK & WILCOX ENTERPRISES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant).

Payment of Filing Fee (Check the appropriate Box)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a(6)(i)(1) and 0-11.

Your Vote Counts! You invested in BABCOCK & WILCOX ENTERPRISES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 4, 2025. *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V63722-P32861 BABCOCK & WILCOX ENTERPRISES, INC. 2025 Annual Meeting Vote by June 3, 2025 11:59 PM ET. For shares held in a Plan, vote by June 1, 2025 11:59 PM ET. BABCOCK & WILCOX ENTERPRISES, INC. 1200 EAST MARKET STREET, SUITE 650 AKRON, OHIO 44305 Get informed before you vote View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 4, 2025 10:30 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/BW2025

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V63723-P32861 1. Approval of amendment to Certificate of Incorporation to declassify Board of Directors and provide for annual elections of all directors beginning in 2027. For 2. If proposal 1 is approved, the election of the nominees listed as Class I directors for a term of two years: Nominees: 2a. Joseph A. Tato For 2b. Kenneth M. Young For 3. If proposal 1 is not approved, the election of the nominees listed as Class I directors for a term of three years: Nominees: 3a. Joseph A. Tato For 3b. Kenneth M. Young For 4. Approval of amendment to Certificate of Incorporation to remove provisions requiring affirmative vote of at least 80% of voting power for certain amendments to the Company’s Certificate of Incorporation and Bylaws. For 5. Ratification of Appointment of BDO USA, P.C. as Independent Registered Public Accounting Firm for the year ending December 31, 2025. For 6. Approval, on a non-binding advisory basis, of executive compensation. For